AGFEED INDUSTRIES, INC. ANNOUNCES RESULTS FOR THE FIRST QUARTER OF 2011

NEW YORK, May 10, 2011 – AgFeed Industries, Inc. (Nasdaq: FEED, NYSE Alternext: ALHOG - News) (“AgFeed” or the “Company”), an international agribusiness with operations in the U.S. and China announced its results for the first quarter of 2011.

AgFeed reports revenue of $93 million and an operating profit of $0.5 million.  Revenues for the company’s U.S hog production unit reached $57.9 million with an operating profit of $3.6 million.  In China, significant progress was made in restructuring hog production and containing operating issues in this business segment with revenue reported at $10.9 million and an operating loss of $139,000.  In its Chinese based animal nutrition segment, the Company reports first quarter revenue of $24.2 million and an operating loss of $835,000.  These results do not reflect the loss attributable to discontinued operations within the Company’s legacy Chinese hog production unit.

John A. Stadler, AgFeed’s Chairman & Interim Chief Executive Officer stated, “Our team of hog production professionals that were deployed in the past months to focus on turning around our legacy Chinese hog production system has made significant strides in closing and liquidating facilities that could not meet our standard production metrics while at the same time moving rapidly to bring appropriate operating discipline to the remaining legacy assets.  This work is not yet complete.  However, we expect that we can return the legacy system to profitability later this year.  The performance of our animal nutrition unit was disappointing.  The size of the nation-wide Chinese hog herd is down which has impacted demand for our nutrition products.  More importantly we were unable to pass along the rapidly increasing cost of grains in real time.

Gerard Daignault, President & Chief Executive Officer of AgFeed’s animal nutrition business pointed out, “As our business continues to evolve from its historic base of being focused on pre-mix to having a significant complete feed business, we will face ever greater exposure to swings in the price of corn and soy bean meal.  Our ability to pass these price increases on to our customers on a timely basis will be vital.  Faced with record high commodity prices, we will be confronted with price competition as growers seek alternative feed sources in order to lower their own operating costs.  We are committed to providing our customers with quality animal feeds to promote healthy animals and a safe food supply.  As part of this commitment and in order to bring a more diverse product line to our distributor base of over 1,887 outlets, we are continuing our R&D efforts to bring our customers specialized products designed for sow development and nursery pig growth.”

Edward Pazdro, the Company’s Chief Financial Officer observed, “During the first quarter we continued to rationalize our Chinese hog production and headquarters operations which allowed us to reduce our headcount by 203 since the end of 2010.  We also retired approximately $4.5 million of local bank debt in China in May 2011.”

Regarding the Company’s U.S. based hog production business its leader, Glenn McClelland stated, “We continue to be extremely pleased by the commitment to operating excellence and continuous operating improvement demonstrated by our team.  Our results for the quarter clearly demonstrate this commitment and the dedication of our entire organization.”

In conclusion Mr. Stadler added, “During the coming weeks we plan to provide ‘guidance’ to the investment community regarding our annual performance.” He also reiterated, “The base of hog production excellence and human capital which AgFeed can deliver from its U.S. operations at M2P2 coupled with our burgeoning Chinese presence and its showcase western-style hog production facility at Da Hua demonstrate a model of aligning resources from disparate global locations in order to deliver high quality, safe food to a global market.

ABOUT AGFEED INDUSTRIES, INC.

NASDAQ Global Market Listed AgFeed Industries (www.agfeedinc.com) is an international agribusiness with operations in the U.S. and China.  AgFeed has two business lines: animal nutrition in premix, concentrates and complete feeds and hog production. In the U.S., AgFeed’s hog production unit, M2P2, is a market leader in setting new standards for production efficiency and productivity. AgFeed believes the transfer of these processes, procedures and techniques will allow its new Western-style Chinese hog production units to set new standards for production in China. China is the world's largest pork market consuming 50% of global production and over 62% of total protein consumed in China is pork.  Hog production in China currently enjoys income tax free status.

SAFE HARBOR DISCLOSURE NOTICE

Certain statements regarding AgFeed Industries set forth in this press release contain forward-looking information and speak only as of the date of such statement.  You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans and prospects.  This forward-looking information is subject to numerous material risks, uncertainties and assumptions, certain of which are beyond the control of AgFeed Industries, including the impact of general economic conditions, industry conditions, volatility of commodity prices, currency fluctuations, environmental risks, competition from other industry participants, stock market volatility, ability to access sufficient capital from internal and external sources. Readers are cautioned that the material assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise.  Actual results, performance or achievement could differ materially from those expressed in, or implied by, this forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits that AgFeed Industries will derive therefrom.  AgFeed Industries disclaim any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  For additional information and risk factors that could affect AgFeed Industries, see its filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Cautionary Statement for Forward-Looking Statements,” set forth in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.  The information contained in this press release is made as of the date of the press release, even if subsequently made available by AgFeed Industries on its website or otherwise.

Contact:  Investor Relations: AgFeed Industries, Inc.     Tel: (917) 804-3584     Email: ir@agfeedinc.com

The Company's policy is to handle all questions by email to ir@agfeedinc.com and they will be answered as soon as possible.

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

	2011	2010
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,199,596	$12,399,916
Accounts receivable, net of allowance for doubtful accounts of $1,930,100 and $707,968	28,672,187	21,841,442
Advances to suppliers	517,064	1,676,593
Inventory	85,741,183	81,379,649
Prepaid expenses and other current assets	2,454,312	2,242,807
Deferred tax asset	83,685	83,685
Assets of discontinued operations	3,870,799	6,293,524

Total current assets	130,538,826	125,917,616

PROPERTY AND EQUIPMENT, net	67,101,166	63,631,224
INTANGIBLE ASSETS, net	5,678,896	5,783,102
GOODWILL	22,510,697	22,365,414
DEFERRED TAX ASSET	1,925,663	2,329,548
OTHER ASSETS	2,738,813	3,467,758

TOTAL ASSETS	$230,494,061	$223,494,662

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loan	$4,581,000	$4,551,000
Accounts payable	8,737,927	8,783,569
Other payables	2,554,637	3,736,931
Unearned revenue	92,111	489,241
Accrued expenses	8,154,401	6,142,747
Accrued payroll	941,958	1,163,504
Tax and welfare payable	892,298	1,893,727
Interest payable	192,429	121,392
Current portion of long-term debt	1,710,350	1,703,658
Convertible notes, net of discount of $10,864	-	989,136
Liabilities of discontinued operations	1,402,237	1,595,805

Total current liabilities	29,259,348	31,170,710

ACQUISITION NOTE PAYABLE	9,621,434	9,621,434
LINE OF CREDIT	44,775,792	42,231,176
LONG-TERM DEBT	14,286,195	15,024,666

TOTAL LIABILITIES	97,942,769	98,047,986

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY:
AgFeed stockholders' equity:
Common stock, $0.001 per share; 75,000,000 shares authorized; 56,189,050 issued and 55,802,355 outstanding at March 31, 2011 51,756,907 issued and 51,370,212 outstanding at December 31, 2010	56,190	51,758
Additional paid-in capital	133,724,749	125,788,151
Accumulated other comprehensive income	8,897,086	8,120,628
Statutory reserve	5,667,043	5,621,937
Treasury stock (386,695 shares)	(1,858,942)	(1,858,942)
Accumulated deficit	(14,026,159)	(12,430,229)
Total AgFeed stockholders' equity	132,459,967	125,293,303
Noncontrolling interest	91,325	153,373
Total equity	132,551,292	125,446,676

TOTAL LIABILITIES AND EQUITY	$230,494,061	$223,494,662

The accompanying notes are an integral part of these consolidated financial statements.

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	2011	2010
	(unaudited)	(unaudited)

Revenues	$92,987,199	$46,489,856

Cost of goods sold	85,107,097	40,617,819

Gross profit	7,880,102	5,872,037

Operating expenses
Selling expenses	986,663	1,018,164
General and administrative expenses	6,375,431	3,443,171
Total operating expenses	7,362,094	4,461,335

Income from operations	518,008	1,410,702

Non-operating income (expense):
Other income (expense)	(2,716)	75,158
Interest income	14,722	47,333
Interest and financing costs	(914,959)	(124,911)
Foreign currency transaction loss	(10,128)	13,803

Total non-operating income (expense)	(913,081)	11,383

Income (loss) from operations before income taxes	(395,073)	1,422,085

Income tax expense	538,739	453,580

Loss from continuing operations	(933,812)	968,505

Discontinued operations:
Income (loss) from discontinued operations (including loss on disposal of $295,280 in 2011)	(681,045)	42,719

Net loss	(1,614,857)	1,011,224

Less: Net income (loss) attributed to noncontrolling interest	(64,033)	(56,194)

Net income attributed to AgFeed	$(1,550,824)	$1,067,418

Comprehensive income (loss)
Net income (loss)	$(1,614,857)	$1,011,224
Foreign currency translation gain	778,443	764

Comprehensive income (loss)	$(836,414)	$1,011,988

Weighted average shares outstanding :
Basic	53,388,412	44,869,485
Diluted	53,388,412	45,213,024

Basic earnings (loss) per share attributed to AgFeed common stockholders:
Continuing operations	$(0.02)	$0.02
Discontinued operations	(0.01)	$0.00
	$(0.03)	$0.02

Diluted earnings (loss) per share attributed to AgFeed common stockholders:
Continuing operations	$(0.02)	$0.02
Discontinued operations	(0.01)	$0.00
	$(0.03)	$0.02

The accompanying notes are an integral part of these consolidated financial statements.

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	2011	2010
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,614,857)	$1,011,224
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,498,562	811,899
Amortization of intangible assets	111,629	23,191
Loss on sale of assets	543,552	-
Stock based compensation	7,235	75,281
Issuance of common stock for services	433,795	375,720
Amortization of debt issuance costs	4,617	7,419
Amortization of discount on convertible debt	10,864	17,460
Change in working capital components
Accounts receivable	(6,647,112)	(8,599,242)
Other receivables	-	(2,466,242)
Inventory	(1,987,357)	(1,813,472)
Advances to suppliers	1,194,764	360,605
Prepaid expenses	511,397	350,014
Deferred taxes	403,885	-
Other assets	1,118,963	(73,782)
Accounts payable	(246,537)	3,906,822
Other payables	(1,431,148)	2,142,963
Unearned revenue	(461,805)	(166,837)
Accrued expenses	2,010,388	(12,304)
Accrued payroll	(225,979)	(326,087)
Tax and welfare payable	(1,001,190)	213,894
Interest payable	71,037	17,500

Net cash provided by (used in) operating activities	(5,695,297)	(4,143,974)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,208,508)	(4,282,474)
Purchase of intangible assets	-	(125,514)
Proceeds from the sale of assets	315,114	-

Net cash used in investing activities	(5,893,394)	(4,407,988)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	7,500,000	-
Borrowings under line of credit facility, net	2,544,616	-
Payment on convertible notes	(1,000,000)	-
Payment on note payable	(731,779)	-
Purchase of noncontrolling interest in majority owed hog farms	-	(406,103)

Net cash provided by (used in) financing activities	8,312,837	(406,103)

Effect of exchange rate changes on cash and cash equivalents	75,534	(2,062)

NET DECREASE IN CASH & CASH EQUIVALENTS	(3,200,320)	(8,960,127)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	12,399,916	37,580,154

CASH & CASH EQUIVALENTS, ENDING BALANCE	$9,199,596	$28,620,027

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid, net of amounts capitalized	$993,985	$64,969
Income taxes paid	$1,136,283	$210,860

The accompanying notes are an integral part of these consolidated financial statements.